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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 4, 2003 relating to the financial statements and financial statement schedule, which appear in GTC Biotherapeutics Inc.'s Annual Report on Form 10-K for the year ended December 29, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 20, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS